     PRESS RELEASE
     -------------

                       ISRAMCO, INC. REPORTS 2003 RESULTS

     Houston, March 30/PR Newswire-FirstCall/--ISRAMCO, INC. (NADAQ: "ISRL") reported today that revenues for the year ended December 31, 2003 were $8,885,000 compared to revenues of $4,372,000 for 2002. Revenues for 2003 included approximately $3.44 million of oil and gas sales. Other major components of 2003 revenues included gains on sales of marketable securities and equity in the net income of investee-affiliates. Net income for 2003 was $2,256,000, or $0.85 per share, compared with net income of $1,717,000, or $0.65 per share in 2002.

     For the fourth quarter ended December 31, 2003, Isramco reported a net loss of $1,448,0 00, or $0.55 per share, compared to a net loss of $210,000, or $0.08 per share, for the fourth quarter in 2002. Major components of the loss in 2003 fourth quarter were provisions for income taxes and impairment of oil and gas interest in the United States and the Congo.

         At each of December 31, 2003 and 2002, there were 2,639,853 shares of Common Stock issued and outstanding.

FORWARD-LOOKING STATEMENTS
ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.